Exhibit 23(a)

Independent Auditors' Consent

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement 333-07275 of Glenbrook Life and Annuity Company on Form S-3 of our report dated February 25, 2000, appearing in the Annual Report on Form 10-K of Glenbrook Life and Annuity Company for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 5, 2000





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Exhibit 23(b)

Consent of Freedman, Levy, Kroll & Simonds
FREEDMAN, LEVY, KROLL & SIMONDS





                                   CONSENT OF
                         FREEDMAN, LEVY, KROLL & SIMONDS


     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 4 to the Form S-3 Registration Statement of Glenbrook Life and Annuity Company (File No. 333-07275).



                       /s/ FREEDMAN, LEVY, KROLL & SIMONDS


Washington, D.C.
April 3, 2000